AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 2013

Registration No. 333-189341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midcoast Energy Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	4922	61-1714064
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Chris Kaitson

Vice President—Law and Assistant Secretary

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William N. Finnegan IV Brett E. Braden Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Joshua Davidson Tull R. Florey Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 is being filed for the purposes of filing Exhibits 1.1, 5.1, 8.1, 10.3, 10.7, 10.11, 23.2 and 23.3 to the Registration Statement (Commission File No. 333-189341) and revising Item 14 of Part II to the Registration Statement. No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 15 or 17 of Part II of the Registration Statement.

Part II

Information Not Required in the Registration Statement

Item 13. Other expenses of issuance and distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the FINRA filing fee and the NYSE filing fee, the amounts set forth below are estimates.

SEC registration fee		$78,430
FINRA filing fee		86,750
NYSE listing fee		*
Advisory fee		*
Printing and engraving expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.

Item 14. Indemnification of directors and officers

The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to Section 6(a) of the Underwriting Agreement filed as an exhibit to this registration statement in which Midcoast Energy Partners, L.P. and certain of its affiliates agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that may be required to be made in respect of these liabilities. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 15. Recent sales of unregistered securities

On May 30, 2013, in connection with the formation of the partnership, Midcoast Energy Partners, L.P. issued to (i) Midcoast Holdings, L.L.C. the 2% general partner interest in the partnership for $20 and (ii) EEP the 98% limited partner interest in the partnership for $980 in an offering exempt from registration under Section 4(2) of the Securities Act. There have been no other sales of unregistered securities within the past three years.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit number	Description

1.1	Form of Underwriting Agreement (including form of Lock-up Agreement)

3.1**	Certificate of Limited Partnership of Midcoast Energy Partners, L.P.

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P. (included as Appendix A to the Prospectus)

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1*	Form of Credit Agreement

10.2**	Form of Contribution, Conveyance and Assumption Agreement

10.3	Form of Long-Term Incentive Plan

10.4**	Form of Intercorporate Services Agreement

10.5**	Form of Amended and Restated Agreement of Limited Partnership of Midcoast Operating, L.P.

10.6**	Form of Financial Support Agreement

10.7	Form of Amended and Restated Allocation Agreement

10.8*	Form of Working Capital Loan Agreement

10.9**

Receivables Purchase Agreement, dated as of June 28, 2013, by and among the Sellers from time to time parties thereto, Enbridge Energy Partners, L.P., as collection agent, and Enbridge Receivables (U.S.) L.L.C., as Buyer (as amended as of August 30, 2013).

10.10**	First Amendment to Receivables Purchase Agreement, dated as of September 20, 2013, by and among the Sellers parties thereto, Enbridge Energy Partners, L.P., as collection agent, and Enbridge Receivables (U.S.) L.L.C., as Buyer (as amended as of September 23, 2013).

10.11	Form of Omnibus Agreement

21.1**	List of Subsidiaries of Midcoast Energy Partners, L.P.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1**	Powers of Attorney (contained on the signature page to this Registration Statement)

*	To be filed by amendment.
**	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that,

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant undertakes to send to each common unitholder, at least on an annual basis, a detailed statement of any transactions with EEP or its subsidiaries (including the registrant’s general partner) and of fees, commissions, compensation and other benefits paid, or accrued to EEP or its subsidiaries (including the registrant’s general partner) for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the common unitholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 7, 2013.

Midcoast Energy Partners, L.P.

BY:	Midcoast Holdings, L.L.C. its General Partner

BY:	/s/ Mark A. Maki
Mark A. Maki
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 7, 2013.

Signature	Title

/s/ Mark A. Maki Mark A. Maki	President and Director (Principal Executive Officer)

* Terrance L. McGill	Chief Operating Officer and Director

* Stephen J. Neyland	Vice President—Finance (Principal Financial Officer)

/s/ Noor Kaissi Noor Kaissi	Controller (Principal Accounting Officer)

* Mark A. Maki hereby signs this Amendment No. 4 to the Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on October 7, 2013, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 of Midcoast Energy Partners, L.P. filed with the Securities and Exchange Commission on June 14, 2013.

By:	/s/ Mark A. Maki
Attorney-in-fact

Exhibit Index

Exhibit number	Description

1.1	Form of Underwriting Agreement (including form of Lock-up Agreement)

3.1**	Certificate of Limited Partnership of Midcoast Energy Partners, L.P.

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Midcoast Energy Partners, L.P. (included as Appendix A to the Prospectus)

5.1	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered

8.1	Form of Opinion of Latham & Watkins LLP relating to tax matters

10.1*	Form of Credit Agreement

10.2**	Form of Contribution, Conveyance and Assumption Agreement

10.3	Form of Long-Term Incentive Plan

10.4**	Form of Intercorporate Services Agreement

10.5**	Form of Amended and Restated Agreement of Limited Partnership of Midcoast Operating, L.P.

10.6**	Form of Financial Support Agreement

10.7	Form of Amended and Restated Allocation Agreement

10.8*	Form of Working Capital Loan Agreement

10.9**

Receivables Purchase Agreement, dated as of June 28, 2013, by and among the Sellers from time to time parties thereto, Enbridge Energy Partners, L.P., as collection agent, and Enbridge Receivables (U.S.) L.L.C., as Buyer (as amended as of August 30, 2013).

10.10**

First Amendment to Receivables Purchase Agreement, dated as of September 20, 2013, by and among the Sellers parties thereto, Enbridge Energy Partners, L.P., as collection agent, and Enbridge Receivables (U.S.) L.L.C., as Buyer (as amended as of September 23, 2013).

10.11	Form of Omnibus Agreement

21.1**	List of Subsidiaries of Midcoast Energy Partners, L.P.

23.1**	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)

24.1**	Powers of Attorney (contained on the signature page to this Registration Statement)

*	To be filed by amendment.
**	Previously filed.